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                                  EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




American Business Financial Services, Inc.
Philadelphia, PA



         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 29, 2003, except for Note 1, Business Conditions and Note 9, which are as of September 22, 2003, relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries which is contained in that Prospectus, and to the incorporation in the Prospectus by reference of our report dated August 29, 2003, except for Note 1, Business Conditions and Note 9, which are as of September 22, 2003, relating to the consolidated financial statements appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2003.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                        /s/ BDO Seidman, LLP
                                                        ------------------------
                                                        BDO Seidman, LLP

Philadelphia, PA
October 14, 2003